                                                                    Exhibit 99.1

NEWS RELEASE                      NEWS RELEASE                       EWS RELEASE

                                                SUMMARY:
                                                United Capital Corp. Repurchases
                                                Almost 5% of Outstanding Shares

                                                COMPANY CONTACT:
                                                Anthony J. Miceli
                                                Chief Financial Officer
                                                (516) 466-6464

FOR IMMEDIATE RELEASE

GREAT NECK, New York,  June 1,  2005...United  Capital Corp.  (AMEX:  AFP) today reported that it has completed the repurchase of approximately 425,000 shares of its common stock,  representing  almost 5% of the Company's  outstanding shares.
This purchase was completed in a privately negotiated  transaction at $23.42 per share or $9,951,000 in the aggregate. The shares have been retired.

A.F.  Petrocelli,  Chairman,  President  and Chief  Executive  Officer of United
Capital  Corp.  noted,  "Given  our  current  cash  position,   this  repurchase
represents an excellent way to enhance  shareholder  value and  demonstrate  our belief that the market continues to understate the true value of our Company."

At March 31, 2005, the Company reported over $139 million in cash and marketable securities.  After including the effects of this transaction,  the Company would have reported more than $14.78 per share in cash and securities at that date.

This transaction,  which was authorized by the Company's Board of Directors,  is independent  of the Company's  previously  announced  stock  buy-back plan which remains in effect.  Upon completion of this transaction  there were 8,735,242 of the Company's common shares outstanding.

Certain  statements  in this  press  release  and other  statements  made by the
Company  or its  representatives  that are not  strictly  historical  facts  are
"forward-looking"  statements  within  the  meaning  of the  Private  Securities
Litigation  Reform Act of 1995 that should be  considered as subject to the many risks and  uncertainties  that exist in the  Company's  operations  and business environment.  The forward-looking  statements are based on current  expectations and involve a number of known and  unknown  risks and  uncertainties  that could cause the actual  results,  performance  and/or  achievements  of the Company to

differ  materially  from  any  future  results,   performance  or  achievements,
expressed or implied, by the forward-looking  statements.  Readers are cautioned not to place undue  reliance on these  forward-looking  statements,  and that in light of the significant  uncertainties inherent in forward-looking  statements, the inclusion of such statements  should not be regarded as a representation  by the Company or any other person that the objectives or plans of the Company will be achieved. The Company also assumes no obligation to publicly update or revise its  forward-looking  statements or to advise of changes in the  assumptions and factors on which they are based.  See our 2004 Annual  Report on Form 10-K for a discussion  of risk factors that could impact our future  financial  performance and/or  cause actual  results to differ  significantly  from those  expressed or implied by such statements.

United  Capital  Corp.  owns and manages  real estate and through  subsidiaries, provides engineered products to industrial and automotive markets worldwide.

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